                                                                   Exhibit 10.22


                                 LOAN AGREEMENT

                                                       Dated as of April 9, 2004

                                     between
                             KINETIC SYSTEMS, INC.,
                            a California corporation,
                         2805 Mission College Boulevard
                              Santa Clara, CA 95054
                              (408) 567-9861 (fax)
                                   as Borrower

                                       and

                              KINETICS GROUP, INC.,
                             a Delaware corporation
                         2805 Mission College Boulevard
                              Santa Clara, CA 95054
                              (408) 567-9861 (fax)
                                    as Lender

           COMMITMENT: UP TO TWENTY-TWO MILLION DOLLARS ($22,000,000)

The defined terms and information set forth on this cover page are a part of the LOAN AGREEMENT, dated as of the date first written above (this "Agreement"), entered into by and between KINETIC SYSTEMS, INC. ("Borrower") and KINETICS GROUP, INC. ("Lender") set forth above. The terms and conditions of this Agreement agreed to between Lender and Borrower are as follows:

         1.       Credit Facility.

                  (a) The Credit. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to make advances to Borrower up to the aggregate amount of Lender's Commitment until the Commitment Termination Date. Borrower shall request each advance by delivering to Lender a request therefor in writing specifying the amount of the advance and the proposed Funding Date (which shall be a Business Day) not less than one Business Day prior to such proposed Funding Date. So long as there shall not exist and be continuing a Senior Indebtedness Default, amounts borrowed pursuant to this
Section 1(a) may be repaid and reborrowed at any time prior to the Commitment Termination Date.

                  (b) Interest Rate. Borrower shall pay interest on the unpaid principal amount of the Loan from the date of each advance until the Loan is paid in full, at a per annum rate of interest equal to the Interest Rate. All computations of interest on the Loan shall be based on a year of 365 days and the number of days elapsed. If Borrower pays interest on the Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.

                  (c) Payments of Interest. Subject to Section 5, Borrower shall pay interest on the Loan monthly in arrears with interest payments due on the first day of each calendar month.

                  (d) Optional Prepayment. Subject to Section 5, at any time Borrower may, at its option, prepay all or a portion of the outstanding principal of the Loan, plus interest accrued on the amount of principal prepaid through and including the date of such prepayment, without penalty or premium.

                  (e) Mandatory Payment. Subject to Section 5, upon the earliest to occur of (i) a Change of Control as defined in the TCP Purchase Agreement, (ii) a KSI Change of Control, (iii) a Qualified Public Equity Offering (as defined in the TCP Loan Agreement as in effect on the date hereof) and (iv) September 25, 2006, Borrower shall, at the election of Lender, pay in immediately available funds the outstanding principal amount of the Loan and all accrued and unpaid interest hereon.

                  (f) Method of Payment. Payments of principal and interest shall be made by wire transfer in immediately available funds to Lender's account at a bank in the United States specified by Lender or, at the option of Lender, by check. Borrower shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

                  (g) Termination of Commitment to Lend. Notwithstanding anything to the contrary in this Agreement, Lender's obligations to advance the Loan hereunder shall terminate on the Commitment Termination Date.

                  (h) Termination of this Agreement. This Agreement shall terminate at the end of the Term; provided, however, that the termination of this Agreement shall not affect any of the rights and remedies of Lender hereunder, it being understood and agreed that all such rights and remedies shall continue in full force and effect until payment of all amounts owed to Lender under or in connection with this Agreement, whether on account of principal, interest, fees or otherwise.

         2.       Events of Default.

                  (a) Events of Default; Remedies. If, at any time any amount under the Loan shall be outstanding, any of the following events (each, an "Event of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary, involuntary, by operation of law or otherwise):

                           (i) Borrower shall default in the due and punctual payment of all or any part of the principal and accrued interest under the Loan; or

                           (ii) the appointment of a trustee, custodian or receiver for Borrower or any of its respective assets, or the commencement of bankruptcy, reorganization, insolvency or liquidation proceedings with respect to Borrower, other than an involuntary proceeding which is dismissed, terminated, bonded or stayed within ninety (90) days after it is commenced;

then (x) the unpaid principal amount of the Loan, together with the interest accrued thereon, shall automatically become immediately due and payable all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived and (y) Lender's Commitment hereunder shall be terminated.

                  (b) Suits for Enforcement. If any Event of Default shall have occurred and be continuing, subject to the provisions of Section 5, Lender may proceed to protect and enforce its rights, either by suit in equity or by action at law or otherwise, or any combination of the foregoing, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or Lender may proceed to enforce the payment of all sums due under the Loan or to enforce any other legal, equitable or other right of Lender. Subject to the provisions of
Section 5, Borrower shall indemnify and hold Lender harmless from any and all costs and expenses (including costs of collection and reasonable attorneys' fees) incurred by Lender in connection with its enforcement of the payment of all sums due under the Loan. Notwithstanding anything to the contrary in this
Section 2(b), Lender may only proceed to protect and enforce its rights hereunder with the consent of the Required Senior Lenders.

                  (c) Remedies Cumulative. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  (d) Remedies Not Waived. No course of dealing between Borrower and Lender and no delay or failure in exercising any rights under this Agreement in respect thereof shall operate as a waiver of any rights of Lender.

         3. Modification of this Agreement. The terms and provisions of this Agreement may not be modified without the written consent of the Required Senior Lenders and the written consent of each party hereto.

         4. Miscellaneous. (a) This Agreement shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State. The parties hereto, including all endorsers hereof, hereby waive presentment, demand, notice, protest and all other demand and notices in connection with the delivery, acceptance, performance and enforcement of this Agreement, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence, as herein provided, without notice.

                  (b) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second Business Day after the date of mailing, if delivered by registered or certified mail, postage prepaid; (ii) upon delivery, if sent by hand delivery; (iii) upon delivery, if sent by prepaid courier, with a record of receipt; or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

                  if to Borrower, to:

                  Kinetic Systems, Inc.
                  2805 Mission College Boulevard
                  Santa Clara, California  95054
                  Attention: General Counsel
                  Telecopy: (408) 567-0196

                  If to Lender to:

                  Kinetics Group, Inc.
                  2805 Mission College Boulevard
                  Santa Clara, California  95054
                  Attention: General Counsel
                  Telecopy: (408) 567-0196

         Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other party hereto in conformity with the foregoing.

         5. Subordination. Payment of any amount owed by Borrower under this Agreement is subordinated as follows:

                  (a) Borrower, for itself, its successors and assigns, covenants and agrees, and Lender covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing under or in respect of, this Agreement (collectively, the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (whether or not then due or owing). The provisions of this Section 5 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of Senior Lenders, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

                  (b) Upon the occurrence and during the continuance of a Senior Indebtedness Default, all Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, and all obligations owing in respect thereof, in each case to the extent due and owing, shall first be indefeasibly paid in full in cash, before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

                  (c) Upon the occurrence and during the continuance of a Senior Indebtedness Default, until all Senior Indebtedness has been indefeasibly paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the sum of all payments made in respect of the Subordinated Indebtedness (including principal and interest) shall not exceed at any time that amount permitted by the terms of the respective issue of Senior Indebtedness. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement (including without limitation, in this Section 5), upon the occurrence and during to the continuance of a Senior Indebtedness Default, payments hereunder are subject to the payment in full in cash of the following amounts according to the following priority in time and right of payment: (i) First, to the indefeasible payment of all obligations under the Senior Credit Obligations, and (ii) Second, to the payment of all other Senior Indebtedness.

                  (d) Upon the occurrence and during the continuance of a Senior Indebtedness Default, until all Senior Indebtedness has been indefeasibly paid in full in cash (whether or not then due or owing), neither Borrower nor any of its Subsidiaries may, directly or indirectly, make, and Lender shall not accept from Borrower or any of its Subsidiaries, any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property. Lender hereby agrees that, upon the occurrence and during the continuance of a Senior Indebtedness Default, until all Senior Indebtedness has been indefeasibly paid in full in cash, it will not sue for, or otherwise take any action to enforce Borrower's obligations to pay, amounts owing in respect of the Subordinated Indebtedness, other than (x) any action to file a proof of claim or (y) to vote its interests, in each case, in any bankruptcy or other liquidation proceeding of Borrower; provided, that Lender shall vote its interests in accordance with a plan proposed by the Required Senior Lenders (in which case Lender shall have no right to assert any objection). Lender understands and agrees that to the extent that Section 5(a) or 5(b) or this
Section 5(d) prohibit or reduce the payment of interest and/or principal which would otherwise be payable under this Agreement, such unpaid amount shall not constitute a payment default under this Agreement and Lender may not sue for, or otherwise take action to enforce Borrower's obligation to pay such amount, provided that, notwithstanding the other provisions of this sentence, such unpaid principal or interest shall remain an obligation of Borrower to Lender pursuant to the terms of this Agreement and shall bear interest until paid.

                  (e) In the event that, notwithstanding the provisions of Sections 5(a), 5(b), 5(c) and 5(d), Borrower or any of its Subsidiaries shall make any payment on account of the Subordinated Indebtedness in violation of such sections prior to the indefeasible payment in full in cash of the Senior Indebtedness, such payment shall be held by Lender, in trust and for the benefit of Senior Lenders and shall be paid forthwith over and delivered to the administrative agent in respect of the Senior Credit Obligations, or in the event such obligations shall have been paid in full, to the other holders of the Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for any Senior Lenders. Borrower shall give Lender prompt written notice of any event which would prevent payments under Section 5(a), 5(b), 5(c) or 5(d); provided that failure to give such notice (promptly or otherwise) shall in no way modify the provisions of this Section 5 or affect the subordination effected hereby.

                  (f) Upon any distribution of assets of Borrower or any of its Subsidiaries upon dissolution, winding up, liquidation or reorganization of Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                           (i) the Senior Lenders shall first be entitled to receive indefeasible payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the respective Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before Lender is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

                           (ii) any payment or distributions of assets of Borrower or any of its Subsidiaries of any kind or character, whether in cash, property or securities to which Lender would be entitled except for the provisions of this Section 5, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to Senior Lenders or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to lenders of such Senior Indebtedness; and

                           (iii) in the event that, notwithstanding the foregoing provisions of this Section 5(f), any payment or distribution of assets of Borrower or any of its Subsidiaries of any kind or character, whether in cash, property or securities, shall be received by Lender on account of Subordinated Indebtedness before all Senior Indebtedness is indefeasibly paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to Senior Lenders remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been indefeasibly paid in full in cash, after giving effect to any concurrent payment or distribution to lenders of such Senior Indebtedness.

                  Borrower shall give written notice to Lender of any dissolution, winding up, liquidation or reorganization of Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise); provided that failure to give such notice (promptly or otherwise) shall in no way modify the provisions of this Section 5 or affect the subordination effected hereby.

                  (g) Subject to the prior indefeasible payment in full in cash of all Senior Indebtedness (whether or not due or owing), Lender shall be subrogated (to the extent that payment or distribution that otherwise would be made to Lender were made to Senior Lenders as a result of this Section 5) to the rights of Senior Lenders to receive payments or distributions of assets of Borrower or any of its Subsidiaries applicable to the Senior Indebtedness until all amounts owing under this Agreement shall be indefeasibly paid in full in cash, and for the purpose of such subrogation no payments or distributions to Senior Lenders by or on behalf of Borrower or any of its Subsidiaries or by or on behalf of Lender by virtue of this Section 5 which otherwise would have been made to Lender shall, as between Borrower, its creditors other than Senior Lenders, and Lender, be deemed to be payment by Borrower to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 5 are and are intended solely for the purpose of defining the relative rights of Lender, on the one hand, and Senior Lenders, on the other hand.

                  (h) Nothing contained in this Section 5 or in this Agreement is intended to or shall impair, as between Borrower and Lender, the obligation of Borrower, which is absolute and unconditional, to pay to Lender the principal of, and interest on, the Loan as set forth herein, as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Lender and creditors of Borrower other than Senior Lenders, nor shall anything herein or therein prevent Lender from exercising all remedies otherwise permitted by Applicable Law upon an Event of Default under this Agreement, subject to the provisions of this Section 5 and the rights, if any, under this Section 5 of the Senior Lenders in respect of cash, property, or securities of Borrower received upon the exercise of any such remedy. Only to the extent an order, decree or certificate gives effect to the subordination of the amounts owed under this Agreement to the Senior Indebtedness (and the order, decree or certificate states such), upon any distribution of assets of Borrower or any of its Subsidiaries referred to in this Section 5, Lender shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to Lender, for the purpose of ascertaining the Persons entitled to participate in such distribution, Senior Lenders and other indebtedness of Borrower (including the Subordinated Indebtedness), the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.

                  (i) No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by Borrower with the terms and provisions of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Senior Lenders may, without in any way affecting the obligations of Lender with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior

Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness all without notice to or assent from Lender.

                  (j) Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the date of this Agreement or the lending of any amount hereunder, and Senior Lender shall be deemed to have relied upon such subordination provision in acquiring and continuing to hold (or agreeing to amend) such Senior Indebtedness.

                  (k)      Notwithstanding anything to the contrary in this
Section 5, Borrower may make any payment of any Subordinated Indebtedness with the consent of the Required Senior Lenders.

         6. Representations and Warranties. Borrower represents and warrants to Lender as follows:

                  (a) It has been duly incorporated, is validly existing and is in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted.

                  (b) It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by it and constitutes a valid and legally binding agreement of it enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, indemnity, contribution or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         7. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

                  "Applicable Law" shall mean all provisions of laws, including the Securities Act or any applicable state securities law, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

                  "Borrower" shall have the meaning assigned to such term in preamble to this Agreement.

                  "Business Day" shall mean any day except a Saturday, a Sunday or a legal holiday in the City of New York.

                  "Commitment" means the amount set forth following such term on the cover page of this Agreement.

                  "Commitment Termination Date" shall mean the earliest of: (x) September 25, 2006, (y) the day on which the Commitment is terminated pursuant to Section 2(a), and (z) the date of required mandatory payment pursuant to
Section 1(e).

                  "Eurodollar Rate" shall have the meaning assigned to such term in respect of the Senior Credit Obligations; provided, for purposes hereof, the applicable Eurodollar Rate shall be the relevant rate in effect on the applicable Funding Date based on an interest period of three months.

                  "Event of Default" shall have the meaning assigned to such term in Section 2(a) hereof.

                  "Funding Date" shall mean a date on which an advance is made to or on account of Borrower under this Agreement.

                  "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America, any state thereof or any foreign country.

                  "Lender" shall have the meaning assigned to such term in preamble to this Agreement.

                  "Interest Rate" means a fixed rate of interest equal to the Eurodollar Rate plus a margin of five (5) percentage points.

                  "KSI Change of Control" shall mean, at any time, the sale of any shares (other than shares issued pursuant to employer stock plans) of stock of Borrower by KH LLC, a Delaware limited liability company, or the sale of all or substantially all of the assets of Borrower.

                  "Loan" means the aggregate of the advances made by Lender to Borrower under this Agreement according to the Commitment of Lender.

                  "Person" shall mean any individual, general or limited partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Required Senior Lenders" means, collectively, the Agent and the Lenders (each under and as defined in respect of the Senior Credit Obligations) having or holding a majority in interest of the outstanding principal amount of the Senior Credit Obligations, (2) the Holders (under and as defined in the TCP Loan Agreement) having or holding a majority in interest of the outstanding principal amount of the notes underlying the TCP Obligations and
(3) the Purchasers (each under and as defined in respect of the Senior Subordinated Obligations) having or holding a majority in interest of the outstanding principal amount of the notes underlying the Senior Subordinated Obligations.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Credit Obligations" shall mean (i) the obligations of Borrower as guarantor of that Amended and Restated Credit Agreement, dated as of December 10, 2002, among Lender, the other guarantors party thereto, the various financial institutions, and The Bank of Nova Scotia, as administrative agent, collateral agent and documentation agent and (ii) that Purchase Option Agreement among the same parties, in each case as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, including any agreement providing for the refinancing or restructuring of all or any portion thereof (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Lender, any increase in the amount borrowed or any extension of the maturity thereof).

                  "Senior Indebtedness Default" shall mean an Event of Default as defined in any of the documents comprising the Senior Indebtedness.

                  "Senior Indebtedness" shall mean all obligations of Borrower and its Subsidiaries under (i) the Senior Credit Obligations, (ii) the Senior Subordinated Obligations, (iii) the TCP Obligations, and (iv) any other indebtedness of Borrower for borrowed money designated in writing by the Borrower as "Senior Indebtedness", but in no event including those certain 12.5% Junior Subordinated Instruments of even date herewith in favor of certain existing holders of the equity interests of Holdings in the aggregate initial principal amount of $15,750,000 as the same may be amended, restated or otherwise modified from time to time.

                  "Senior Lenders" shall mean holders of Senior Indebtedness, and their successors and assigns.

                  "Senior Subordinated Obligations" shall mean (i) the obligations Borrower as guarantor under that Amended & Restated Securities Purchase Agreement, dated as of the date hereof, by and among Lender, J.H. Whitney Mezzanine Fund, L.P. and the other lenders party thereto, and the notes issued thereunder and (ii) the obligations of Borrower under that Purchase Option Agreement dated as of the date hereof among the same parties, in each case as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, including any agreement providing for the refinancing or restructuring all or any portion thereof (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Borrower, and any other increase in the amount borrowed or any extension of the maturity thereof).

                  "Subordinated Indebtedness" shall have the meaning assigned to such term in Section 5(a) hereof.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person owns, directly or indirectly, more than 50% of the outstanding voting securities or voting equity interests.

                  "TCP Loan Agreement" shall mean that Amended and Restated Purchase Agreement, dated as of the date hereof, by and among Lender, Tennenbaum Capital Partners, LLC and the other lenders party thereto as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, including any agreement providing for the refinancing or restructuring all or any portion thereof (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Lender, and any other increase in the amount borrowed or any extension of the maturity thereof).

                  "TCP Obligations" shall mean (i) the obligations of Borrower as guarantor under that TCP Loan Agreement and (ii) the obligations of Borrower under that Purchase Option Agreement dated as of the date hereof among the same parties, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, including any agreement providing for the refinancing or restructuring all or any portion thereof (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Borrower, and any other increase in the amount borrowed or any extension of the maturity thereof).

                  "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all of Borrower's obligations under this Agreement.

                                      * * *

         IN WITNESS WHEREOF, Borrower has caused this instrument to be duly executed and delivered as of the date of issuance set forth above.

                                    KINETIC SYSTEMS, INC.

                                    By:  /s/ John R. Ferron
                                        ________________________________________
                                        Name:
                                        Title:

                                    KINETICS GROUP, INC.

                                    By:  /s/ John R. Ferron
                                        ________________________________________
                                        Name:
                                        Title:

              SIGNATURE PAGE TO KSI-KGI $22 MILLION LOAN AGREEMENT